BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

10/24/2019 12:16:21 PM

Work Order Number: W2019102401255 - 187072
Reference Number: 20190242179
Through Date: 10/24/2019 12:16:21 PM
Corporate Name: SOLLENSYS CORP

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20130694356-79	Amended List - 10/24/2013	2
20120562280-58	Amendment - 08/14/2012	2
20100731258-29	Articles of Incorporation - 09/29/2010	1

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Electronically Certified
Certificate Number: B20191024313727
You may verify this certificate
online at http://www.nvsos.gov

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

SOLLENSYS CORP | E0471552010-0

NAME OF CORPORATION

FOR THE FILING PERIOD OF SEP, 2013 TO SEP, 2014

100101

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

Filed in the Office of	Business Number E0471552010-0
	Filing Number 20130694356-79
Secretary of State	Filed On 10/24/2013
State Of Nevada	Number of Pages 2

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

(This document was filed electronically.)
ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ____

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: 0001519177

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
FRANK WOO	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
2570 N. FIRST STREET, SUITE 200 , USA	SAN JOSE	CA	95131
NAME	TITLE(S)		
SEONG M JEONG	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
2570 N. FIRST STREET, SUITE 200 , USA	SAN JOSE	CA	95131
NAME	TITLE(S)		
SEONG M JEONG	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
2570 N. FIRST STREET, SUITE 200 , USA	SAN JOSE	CA	95131
NAME	TITLE(S)		
SEONG M JEONG	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
2570 N. FIRST STREET, SUITE 200 , USA	SAN JOSE	CA	95131

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

	Title	Date
X FRANK WOO	PRESIDENT	10/24/2013 9:39:07 AM

Signature of Officer or Other Authorized Signature

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

SOLLENSYS CORP

FILE NUMBER

E0471552010-0

NAME	TITLE(S)		
FRANK WOO	DIRECTOR		
ADDRESS	CITY	ST	ZIP
2570 N. FIRST STREET, SUITE 200 , USA	SAN JOSE	CA	95131
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	**TITLE(S)**		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	**TITLE(S)**		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	**TITLE(S)**		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	**TITLE(S)**		
ADDRESS	CITY	ST	ZIP

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0471552010-0
	Filing Number 20120562280-58
Secretary of State	Filed On 08/14/2012
State Of Nevada	Number of Pages 2

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Health Directory, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. The name of the corporation shall be Sollensys Corp.

Article 3. Authorized Shares.
The aggregate number of shares which the Corporation shall have the authority to issue shall consist of 1,500,000,000 shares of Common Stock having a $0.001 par value and 25,000,000 shares of Preferred Stock having $0.001 par value. The Common and/or Preferred Stock of the Corporation may be issued from time to time without prior approval of the shareholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 79.8%

4. Effective date and time of filing: (optional) Date: 8/27/12 Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Article 3. Authorized Shares *continued*

The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions. Simultaneously with the filing of this Certificate of Amendment with the Nevada Secretary of State in accordance with the NRS, each share of the Corporation's Common Stock then outstanding shall be automatically split into 131.69 of Common Stock.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the Office of	Business Number E0471552010-0
[signature]	Filing Number 20100731258-29
Secretary of State	Filed On 09/29/2010
State Of Nevada	Number of Pages 1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: HEALTH DIRECTORY INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 500,000,000 common stock; 10,000,000 preferred stock — Par value per share: $ $.001 — Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Humaira Haider
Name
5806 Falls Gate Court — Falls Church — VA — 22041
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Humaira Haider — X [signature: H Haider]
Name — Incorporator Signature
5806 Falls Gate Court — Falls Church — VA — 22041
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] — 9/28/2010
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.